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                                                                     Exhibit 4.5

                                                             [Execution Version]

                        VIATEL HOLDING (BERMUDA) LIMITED

                                                   June 23, 2005

Morgan Stanley & Co. Incorporated
Varde Partners, Inc.
Ahab Partners, L.P.
Wayland Distressed Fund I-A, LLC
Sapphire Special Opportunities Fund, LLC
Stonehill Institutional Partners, L.P.
Ore Hill Hub Fund Ltd.
Lucy Woods

            Re:  Investment and Note Purchase Agreement

To the Persons Named Above:

            Reference is made to that certain Investment and Note Purchase Agreement (the "Existing Agreement"), dated as of April 21, 2004, by and among Viatel Holding (Bermuda) Limited (the "Company") and the purchasers named therein, relating to the Company's existing 8% Convertible Senior Secured Notes Due 2014 (the "Existing Notes"). This letter agreement is referred to herein as the "Letter Agreement." Capitalized terms used in this Letter Agreement and not defined shall have the meanings assigned to them in the Existing Agreement.

            Whereas, Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Varde Partners, Inc. ("Varde") (collectively, the "Investors") are agreeing, pursuant to and subject to the conditions contained in an Investment and Note Purchase Agreement to be dated the date hereof (the "New Investment Agreement") and executed simultaneously with this Letter Agreement, to purchase an aggregate of $16 million initial principal amount of newly issued Senior Secured Increasing Rate Notes Due 2007 of the Company (the "New Notes," and the purchase of such New Notes, the "Investment"), in each case in the initial principal amounts set forth on Schedule A hereto;

            Whereas, the Investors are willing to make the Investment only if this Letter Agreement is executed and delivered;

            Whereas, the Board of Directors of the Company has determined that the Investment and the terms and conditions set forth in this Letter Agreement, the New Investment Agreement and the related documentation are in the best interests of the Company and its shareholders and have approved the Investment, this Letter Agreement, the New Investment Agreement and related documentation; and

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            Whereas, each of the holders of the Existing Notes (the "Existing
Holders") has determined that the Investment and this Letter Agreement are in its best interests and has approved this Letter Agreement;

            Now, therefore, the parties hereto, intending to be legally bound, hereby agree as follows.

      1. Amendment of Existing Notes. (a) Each of the Company and each Existing Holder agrees that Section 4.1(a) of each of the Existing Notes is hereby amended by adding the following paragraph at the end of such Section 4.1(a):

      "With the prior written consent of the Majority Noteholders, the Holder may convert all or a portion of this Note at any time."

      (b) Each of the Company and each Existing Holder agrees that Section 4.1(b) of each of the Existing Notes is hereby amended by adding the following clause (iii) following clause (ii) of such Section 4.1(b):

      "or (iii) with the prior written consent of the Majority Noteholders, at any time;"

      (c) Each of the Company and each Existing Holder agrees that the following legend shall be added to each Existing Note:

        "THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN
                     LETTER AGREEMENT DATED JUNE 23, 2005"

      2. Consent of Existing Holders. Each Existing Holder and the Company and the holder of the Special Share hereby agrees that that the transactions contemplated by the New Investment Agreement, including the issuance of the New Notes, shall be excluded from the preemptive rights contemplated by Section 4.1(a) of the Shareholders Agreement.

      3. Election to Convert Existing Notes. Each Existing Holder agrees that it will convert all or any portion of its Existing Notes at any time upon the election of the Majority Noteholders. The Majority Noteholders may make such election at any time by sending a written notice to each Existing Holder and the Company specifying the date on which such conversion shall occur and the aggregate principal amount of the Existing Notes that shall be converted on such date. If such notice specifies a principal amount to be converted that is less than the aggregate principal amount of the Existing Notes then outstanding, then each Existing Note shall be converted on a pro rata basis.

      4. Consent to Special Share Holder Action. Each Existing Holder hereby consents to the holder of the Special Share entering into a consent pursuant to
Section 76A of the Company's bye-laws that will allow the Company to enter into the New Investment Agreement, to issue the New Notes and to execute any other documents or transactions related thereto.

      5. Governing Law; Jurisdiction; Waiver of Trial by Jury. This Letter Agreement shall be construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws provisions thereof. Each party hereto hereby irrevocably submits to the

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jurisdiction of any court of the State of New York located in the County of New
York or the United States District Court for the Southern District of the State of New York, any appellate courts from any thereof (any such court, a "New York Court") or any court of the United Kingdom located in London, or any appellate courts from any thereof (any such court, a "U.K. Court"), for the purpose of any suit, action or other proceeding arising out of or relating to this Letter Agreement or under any applicable securities laws and arising out of the foregoing, which is brought by or against such party, and each such party hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding will be heard and determined in any New York Court or U.K. Court. Each such party hereby agrees not to commence any action, suit or proceeding relating to this Letter Agreement other than in a New York Court except to the extent mandated by applicable law. Each such party hereby waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding in any such court or that such suit, action or proceeding was brought in an inconvenient court and agree not to plead or claim the same. EACH PARTY TO THIS LETTER AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS LETTER AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT THIS LETTER AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS LETTER AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      6. Separability. If any one or more of the provisions contained in this Letter Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Letter Agreement and such provision shall be interpreted to the fullest extent permitted by the law; provided that the Company and each Existing Investor shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

      7. Successors and Assigns. All agreements of the Company, the Investors and the Existing Holders hereunder shall bind their respective successors and assigns.

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IN WITNESS HEREOF, THE PARTIES HERETO HAVE CAUSED THIS LETTER AGREEMENT TO BE
DULY EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE:

VIATEL HOLDING (BERMUDA) LIMITED

By: /s/ Stuart Blythe
    ---------------------------------
    Name:  Stuart Blythe
    Title: Group General Counsel

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AGREED AND ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE:

MORGAN STANLEY & CO. INCORPORATED             VARDE PARTNERS, INC.

By: /s/ Dan Allien                       By: /s/ George Nicks
    -------------------------------          -------------------------------
    Name:  Dan Allien                        Name:  George Nicks
    Title: Managing Director                 Title: Managing Partner

AHAB PARTNERS, L.P.                      ORE HILL HUB FUND LTD.

By: _________________, its ________      By: ___________, its _________

By: /s/ Jonathan Gallen                  By: /s/ Frederick Wahl
    -------------------------------          -------------------------------
    Name:  Jonathan Gallen                   Name:  Frederick Wahl
    Title: General Partner                   Title: Managing Member (of the LLC)

WAYLAND DISTRESSED OPPORTUNITIES FUND I-A, LLC   LUCY WOODS

By: _________________, its ________      /s/____________________________

By: /s/ Joseph Deignan
    -------------------------------
    Name:  Joseph Deignan
    Title: Authorized Signatory

SAPPHIRE SPECIAL OPPORTUNITIES FUND, LLC STONEHILL INSTITUTIONAL
                                         PARTNERS, L.P.

By: _________________, its ________      By: ____________, its ________

By: /s/ Joseph Deignan                   By: /s/ Christopher Wilson
    -------------------------------          ----------------------------
    Name:  Joseph Deignan                    Name:  Christopher Wilson
    Title: Authorized Signatory              Title: General Partner

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AGREED AND ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE:

JOHN COLTON                                      FRANCIS WILLIAMS

/s/                                              /s/
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